Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Advanced Series Trust:

We consent to the incorporation by reference, in this registration statement (Nos. 811-05186 and 033-24962) on Form N-14, of our report dated February 16, 2007, on the statements of assets and liabilities, including the portfolios of investments, of the AST Marsico Capital Growth Portfolio, AST T. Rowe Price Large Capitalization Growth Portfolio, AST Small Capitalization Growth Portfolio and AST Large Capitalization Value Portfolio (all a series of the Advanced Series Trust, hereafter referred to as the “Trust”), as of December 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Trust as filed on Form N-CSR.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in this registration statement on Form N-14.

KPMG LLP

New York, New York

December 26, 2007

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Prudential Series Fund:

We consent to the incorporation by reference, in this registration statement (Nos. 811-03623 and 002-80896) on Form N-14, of our report dated February 19, 2007, on the statements of assets and liabilities, including the portfolios of investments, of the SP AIM Core Equity Portfolio, SP T. Rowe Price Large Capitalization Growth Portfolio, SP Small Capitalization Growth Portfolio and SP Large Capitalization Value Portfolio (all a series of The Prudential Series Fund, hereafter referred to as the “Funds”), as of December 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the three-year period then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in this registration statement on Form N-14.

KPMG LLP

New York, New York

December 26, 2007